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Exhibit 21

MAGELLAN HEALTH SERVICES, INC.
LIST OF SUBSIDIARIES

Entity Name:	Jurisdiction of Domicile:	Entity Type:
Care Management Resources, Inc.	Florida	C/G
Green Spring Health Services, Inc.[1]	Delaware	C/G
Subsidiaries:
Advantage Behavioral Systems, Inc.[2]	Pennsylvania	C/G
Subsidiary:
Resource Day Treatment Center	Pennsylvania	NP/NG
AdvoCare of Tennessee, Inc.	Tennessee	C/G
Subsidiary:
Premier Holdings, Inc.	Tennessee	C/G
Subsidiary:
Premier Behavioral Systems of Tennessee, LLC[3]	Tennessee	LLC/NG
Allied Specialty Care Services, LLC	Delaware	LLC/G
Subsidiaries:
Vivra, Inc.[4]	Nevada	C/G
Ihealth Technologies, LLC[5]	Delaware	LLC/G
Ceres Behavioral Healthcare Systems, LLC[6]	Oregon	LLC/NG
New GPA, Inc.[7]	Delaware	C/G
Subsidiaries:
GPA Pennsylvania, Inc.	Pennsylvania	C/G
Novapsy Clinic, LLC[8]	Virginia	LLC/NG
Green Spring of Pennsylvania, Inc.	Pennsylvania	C/G
Magellan Behavioral of Michigan, Inc.	Michigan	C/G
Magellan Behavioral Health of New Jersey, LLC	New Jersey	LLC/G
Managed Care Services Mainstay of Central Pennsylvania, Inc.[9]	Pennsylvania	C/G
Maryland Health Partners, LLC[10]	Maryland	LLC/NG
Vista Behavioral Health Plans, Inc.[11]	California	C/NG
Magellan Behavioral Health, Inc.	Delaware	C/G
Subsidiaries:
Magellan Behavioral Health of Ohio, Inc.	Ohio	C/NG
Magellan Behavioral Health of Washington, Inc.	Washington	C/G
Magellan Behavioral Health Systems, LLC[12]	Utah	LLC/G
Subsidiaries:
Human Affairs International of Pennsylvania, Inc.	Pennsylvania	C/G
Human Affairs International of California, Inc.	California	C/NG
MBH of Puerto Rico, Inc.	Puerto Rico	C/G
Merit Behavioral Care Corporation[13]	Delaware	C/G
Subsidiaries:
AGCA, Inc.	Pennsylvania	C/G
Subsidiaries:
AGCA Headquarters Limited Partnership[14]	Pennsylvania	LP/NG
AGCA New York, Inc.	New York	C/NG
Subsidiaries:
MBC of New York, Inc., a New York	New York	C/NG
Independent Practice Association
U.S. IPA Providers, Inc.	New York	C/NG
Alliance Health Systems, Inc.	Indiana	C/G
Arizona Biodyne, Inc.	Arizona	C/G

Hawaii Biodyne, Inc.	Hawaii	C/G
Louisiana Biodyne, Inc.	Louisiana	C/G
Magellan HRSC, Inc.[15]	Ohio	C/G
MBC Federal Programs, Inc.	Delaware	C/G
MBC of New Mexico, Inc.	New Mexico	C/G
Merit Behavioral Care of Florida, Inc.	Florida	C/G
Merit Behavioral Care of Massachusetts, Inc.	Massachusetts	C/G
Magellan Behavioral Health of Pennsylvania, Inc.	Pennsylvania	C/G
CMG Health, Inc.[16]	Maryland	C/G
Subsidiaries:
CMG Health of New York, Inc.	New York	C/NG
Maryland Health Partners, LLC[17]	Maryland	LLC/NG
Montana Community Partners, Inc.[18]	Montana	C/NG
Continuum Behavioral Care, LLC[19]	Rhode Island	LLC/NG
Continuum Behavioral Healthcare Corporation	Delaware	C/G
Subsidiary:
Spectrum-Continuum Management Services of New York, LLC[20]	Delaware	LLC/NG
Community Sector Systems, Inc.[21]	Washington	C/NG
EMHC-MBC of New York, LLC[22]	New York	LLC/NG
EMHC/MBC IPA Providers of New York, LLC[23]	New York	LLC/NG
EMHC-MBC Services of New York, LLC[24]	New York	LLC/NG
Group Plan Clinic, Inc.	Texas	C/G
Magellan Behavioral Health Providers of Texas, Inc.	Texas	C/NG
MBC of America, Inc.	Delaware	C/G
Subsidiaries:
EMHC/MBC IPA Providers of New York, LLC[25]	New York	LLC/NG
EMHC-MBC Services of New York, LLC[26]	New York	LLC/NG
Empire Community Delivery Systems, LLC[27]	New York	LLC/NG
MBC Management Services of New York, LLC[28]	New York	LLC/NG
MBC of Tennessee, Inc.	Tennessee	C/G
MBC of Tennessee, LLC[29]	Tennessee	LLC/NG
MBC/IPA Providers of New York, LLC[30]	New York	LLC/NG
Royal Health Care, LLC[31]	New York	LLC/NG
MBC of North Carolina, LLC	North Carolina	LLC/G
MBC of Tennessee, LLC[32]	Tennessee	LLC/NG
Magellan Behavioral Care of Iowa, Inc.	Iowa	C/G
Merit Health Insurance Company	Illinois	C/NG
Subsidiary:
Orion Life Insurance Company	Delaware	C/NG
MBC National Service Corporation	Delaware	C/G
MeritChoice Ltd.[33]	Pennsylvania	C
Merit INROADS Behavioral Health Services, LLC[34]	Delaware	LLC/G
Subsidiaries:
Merit INROADS Behavioral Health Services of Illinois, LLC[35]	Illinois	LLC/G
INROADS Behavioral Health Services of Texas, L.P.[36]	Texas	LP/G
PPC Group, Inc.	Delaware	C/G

2

Subsidiaries:
Merit Behavioral Care of California, Inc.	Missouri	C/NG
P.P.C., Inc.	Missouri	C/G
Subsidiary:
Personal Performance Consultants of New York, Inc.	New York	C/G
Tennessee Behavioral Health, Inc.[37]	Tennessee	C/NG
Magellan Behavioral Health of Texas, Inc.	Texas	C/NG
Magellan Capital, LLC[38]	Delaware	LLC/G
Magellan CBHS Holdings, Inc.	Delaware	C/G
Subsidiaries:
The Charter Behavioral Health System of Northwest Indiana, LLC[39]	Delaware	LLC/G
Charter Alvarado Behavioral Health System, Inc.	California	C/G
Charter Bay Harbor Behavioral Health System, Inc.	Florida	C/G
Charter Behavioral Health System of Columbia, Inc.	Missouri	C/G
Charter Behavioral Health System of Dallas, Inc.	Texas	C/G
Charter Behavioral Health System of Delmarva, Inc.	Maryland	C/G
Charter Behavioral Health System at Fair Oaks, Inc.	New Jersey	C/G
Charter Behavioral Health System at Hidden Brook, Inc.	Maryland	C/G
Charter Behavioral Health System of Lafayette, Inc.	Louisiana	C/G
Subsidiary:
The Charter Cypress Behavioral Health System, L.L.C.[40]	Tennessee	LLC/NG
Charter Behavioral Health System of Lake Charles, Inc.	Louisiana	C/G
Charter Behavioral Health System of Massachusetts, Inc.	Massachusetts	C/G
Subsidiary:
Westwood/Pembroke Health System Limited Partnership	Massachusetts	LP/G
Charter Behavioral Health System of Nashua, Inc.	New Hampshire	C/G
Charter Behavioral Health System of New Mexico, Inc.	New Mexico	C/G
Subsidiary:
The Charter Heights Behavioral Health System Limited Partnership[41]	Delaware	LP/NG
Charter Behavioral Health System of Paducah, Inc.	Kentucky	C/G
Charter Behavioral Health System at Potomac Ridge, Inc.	Maryland	C/G
Charter Behavioral Health System of Toledo, Inc.	Ohio	C/G
Charter Centennial Peaks Behavioral Health System, Inc.	Colorado	C/G
Charter Fairmount Behavioral Health System, Inc.	Pennsylvania	C/G
Charter Fenwick Hall Behavioral Health System, Inc.	South Carolina	C/G
Charter Forest Behavioral Health System, Inc.	Louisiana	C/G
Charter Grapevine Behavioral Health System, Inc.	Texas	C/G
Charter Hospital of Mobile, Inc.	Alabama	C/G
Charter Hospital of Santa Teresa, Inc.	New Mexico	C/G
Charter Hospital of St. Louis, Inc.	Missouri	C/G
Charter Lakeside Behavioral Health Systems, Inc.	Tennessee	C/G
Charter Linden Oaks Behavioral Health System, Inc.	Illinois	C/G
Subsidiary:
Naperville Psychiatric Ventures[42]	Illinois	GP/NG
Charter Medical—Clayton County, Inc.	Georgia	C/G
Charter Medical of East Valley, Inc.	Arizona	C/G
Charter Medical—Long Beach, Inc.	California	C/G
Charter Medical of Puerto Rico, Inc.	Puerto Rico	C/G

3

Charter Milwaukee Behavioral Health System, Inc.	Wisconsin	C/G
Charter MOB of Charlottesville, Inc.	Virginia	C/G
Subsidiary:
Mental Healthsource, L.L.C.[43]	Virginia	LLC/NG
Charter North Star Behavioral Health System, L.L.C.[44]	Tennessee	LLC/NG
Charter Northridge Behavioral Health System, Inc.	North Carolina	C/G
Subsidiary:
Holly Hill/Charter Behavioral Health System, L.L.C.[45]	Tennessee	LLC/NG
Florida Health Facilities, Inc.	Florida	C/G
Golden Isle Assurance Company Ltd.	Bermuda	C/NG
Plymouth Insurance Company, Ltd.	Bermuda	C/NG
Westwood/Pembroke Health System, Inc.[46]	Massachusetts	C
Magellan Financial Capital, Inc.	Nevada	C
Magellan Public Solutions, Inc.[47]	Delaware	C/G
Subsidiaries:
KidsCareNet of Milwaukee, LLC[48]	Wisconsin	LLC/NG
Correctional Behavioral Solutions of Indiana, Inc.	Indiana	C/G
Correctional Behavioral Solutions of New Jersey, Inc.	New Jersey	C/G
Magellan Specialty Health, Inc.	Delaware	C/G

Acquired by stock purchase—51% on 12/13/95; 10% on 12/21/95; 34% on 1/29/98.

Acquired as a result of the merger of former parent, TAO, Inc. and Green Spring Health Services, Inc. on 9/30/96.

3
50% owned by Premier Holdings, Inc.

4
Acquired by stock purchase on 2/29/00 by Allied Specialty Care Services, Inc. Allied Specialty Care Services, Inc. merged into Allied Specialty Care Services, LLC on 1/24/01.

5
Formed on 2/12/01. iHealth Technologies, Inc. merged into this LLC on 2/16/01.

6
97% owned by Green Spring Health Services, Inc.

7
Formerly known as Group Practice Affiliates, Inc.

NOTE:  The ownership interest in each non-indented entity is directly-held by Magellan Health Services, Inc.; the ownership interest in each indented entity is directly-held by the preceding non-indented entity. The percentage of ownership in each entity is 100% unless otherwise noted in a footnote.

8
50% owned by Group Practice Affiliates, Inc.-expected to close operations on 2/28/01

9
Acquired by Green Spring Health Services, Inc. on 4/1/97.

10
50% owned by Green Spring Health Services, Inc.; 50% owned by CMG Health, Inc., a direct subsidiary of Merit Behavioral Care Corporation.

11
Acquired by Green Spring Health Services, Inc. on 1/1/98.

12
Acquired by Magellan Health Services, Inc. on 12/4/97 from Aetna US Healthcare, Inc. Formerly known as Human Affairs International, Inc. The stock of this company was distributed to Magellan Behavioral Health, Inc. on 12/14/01 and the corporation was converted into a limited liability company on 12/31/01 with Magellan Behavioral Health, Inc. being the sole member.

13
Acquired on 2/12/98 by stock purchase. The holding company, MBCH, Inc., merged into Magellan

  Behavioral Health, Inc. on 2/15/01, thereby transferring the ownership of Merit Behavioral Care Corporation and its subsidiaries under Magellan Behavioral Health, Inc. American Biodyne, Inc. merged into its parent, Merit Behavioral Care Corporation on 5/31/02.

15% owned by AGCA, Inc.

15
Formerly known as Merit Behavioral Care Systems Corporation

16
Acquired by stock purchase on 9/11/97.

17
50% owned by CMG Health, Inc.; 50% owned by Green Spring Health Services, Inc.

18
55% owned by CMG Health, Inc.

19
50% owned by Merit Behavioral Care Corporation

20
50% owned by Continuum Behavioral Healthcare Corporation

21
Was 19.9 % owned by MBC Washington Systems, Inc., which was dissolved, ownership transferred up to parent.

22
79.8% owned by Merit Behavioral Care Corporation and 20.20%owned by US IPA Providers, Inc.

23
99% owned by EMHC-MBC of New York, LLC; 1% owned by MBC of America, Inc.

24
99% owned by EMHC-MBC of New York, LLC; 1% owned by MBC of America, Inc.

25
1% owned by MBC of America, Inc.; 99% owned by EMHC-MBC of New York, LLC

26
1% owned by MBC of America, Inc.; 99% owned by EMHC-MBC of New York, LLC

27
16.667% owned by MBC of America, Inc.

28
80.2 % owned by MBC of America, Inc.

29
MBC of America, Inc and Merit Behavioral Care Corporation serve as sole members

30
80.2% owned by MBC of America, Inc.

31
36.275% owned by MBC of America, Inc.

32
Merit Behavioral Care Corporation and MBC of America, Inc. serve as sole members

33
49.5% owned by Merit Behavioral Care Corporation

34
99% owned by Merit Holdings Corp.; 1% owned by Merit Behavioral Care of Illinois, Inc.

35
99% owned by Merit INROADS Behavioral Health Services, LLC; 1% owned by Merit Behavioral Care Systems Corporation

36
99% owned by Merit INROADS Behavioral Health Services, LLC; 1% owned by Merit Behavioral Care Systems Corporation

37
Acquired as a result of a stock purchase on 3/31/99.

38
Formerly known as Magellan Capital, Inc. Ownership transferred from Green Spring Health Services, Inc. to Magellan Health Services, Inc.

39
Was 5% owned by Behavioral Health Systems of Indiana, Inc.; 95% owned by Charter Indiana BHS Holding, Inc (both subsidiaries of Magellan CBHS Holdings, Inc. which were dissolved on 9/26/02 and 9/19/02 respectively). Now 100% owned by Magellan CBHS Holdings, Inc.

40
50% owned by Charter Behavioral Health System of Lafayette, Inc.

67% owned by Charter Behavioral Health System of New Mexico, Inc.

5

75% owned by Charter Linden Oaks Behavioral Health System, Inc.

50% owned by Charter MOB of Charlottesville, Inc. (previously 50% owned by Charter Behavioral Health System of Central Virginia,, Inc. which merged in Charter MOB of Charlottesville on 1/28/00)

44
57% owned by Magellan CBHS Holdings, Inc.

45
50% owned by Charter Northridge Behavioral Health System, Inc.

46
Previously Westwood/Pembroke Health System, P.C.—was converted into a corporation and stock transferred to Magellan CBHS Holdings, Inc. by shareholder Gary Henschen, M.D. on 4/28/03.

47
Correctional Behavioral Solutions, Inc. merged into parent on 9/17/01

48
50% owned by Magellan Public Solutions, Inc.

C=corporation; CLS=company limited by shares; GP=general partnership; LLC=limited liability company;
LP=limited partnership; MC=medical corporation; NP=non-profit corporation; PC=professional corporation;
ULLC=unlimited liability company

6

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MAGELLAN HEALTH SERVICES, INC. LIST OF SUBSIDIARIES